EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 16, 2010, with respect to the consolidated financial statements, schedules, and internal control over financial reporting incorporated by reference in the Annual Report of PCTEL, Inc. on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statements of PCTEL, Inc on Form S-8/S-3 as filed with the Commission on April 17, 2000 (File No. 333-34910), Registration Statement on Form S-8 as filed with the Commission on May 30, 2001 (File No. 333-61926), Registration Statement on Form S-8 as filed with the Commission on February 4, 2002 (File No. 333-82120), Registration Statement on Form S-8 as filed with the Commission on February 14, 2003 (File No. 333-103233), Registration Statement on Form S-8 as filed with the Commission on February 9, 2004 (File No. 333-112621), Registration Statement on Form S-8 as filed with the Commission on January 18, 2005 (File No. 333-122117), Registration Statement on Form S-8 as filed with the Commission on January 13, 2006 (File No. 333-131020) and Registration Statement on Form S-8 as filed with the Commission on July 3, 2006 (File No. 333-135586).
GRANT THORNTON LLP
/s/ GRANT THORNTON LLP
Chicago, Illinois
July 19, 2010